Exhibit (a)(1)(D)

Offer to Purchase for Cash

All Outstanding Shares of Common Stock

of

INVUITY, INC.

at

$7.40 Per Share

Pursuant to the Offer to Purchase

Dated September 24, 2018

by

ACCIPITER CORP.

a wholly-owned subsidiary of

STRYKER CORPORATION

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT EASTERN TIME AT THE END OF THE DAY ON OCTOBER 22, 2018, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED (SUCH DATE AND TIME, AS IT MAY BE EXTENDED, THE “EXPIRATION DATE”).

September 24, 2018

To Our Clients:

Enclosed for your consideration is an Offer to Purchase, dated September 24, 2018 (the “Offer to Purchase”), and the related Letter of Transmittal (the “Letter of Transmittal” which, together with the Offer to Purchase, as each may be amended or supplemented from time to time, constitutes the “Offer”) relating to the offer by Accipiter Corp., a Delaware corporation (“Purchaser”), to purchase for cash all of the outstanding shares of common stock, par value $0.001 per share (the “Shares”), of Invuity, Inc., a Delaware corporation (“Invuity”), at a price of $7.40 per Share, paid to the seller in cash, without interest, subject to any required withholding of taxes, upon the terms and subject to the conditions of the Offer. The Purchaser is a wholly-owned subsidiary of Stryker Corporation, a Michigan corporation (“Stryker”).

WE (OR OUR NOMINEES) ARE THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US (OR OUR NOMINEES) AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US (OR OUR NOMINEES) FOR YOUR ACCOUNT.

We request instructions as to whether you wish to tender any or all of the Shares held by us for your account according to the terms and conditions of the Offer.

Your attention is directed to the following:

1.	The offer price for the Offer is $7.40 per Share, paid to the seller in cash, without interest, subject to any required withholding of taxes (the “Offer Price”).

2.	The Offer is being made for all outstanding Shares.

3.

The Offer is being made pursuant to the Agreement and Plan of Merger, dated as of September 10, 2018 (as it may be amended from time to time, the “Merger Agreement”), by and among Stryker, Purchaser and Invuity. The Merger Agreement provides, among other things, that as soon as practicable after the acquisition of Shares pursuant to the Offer and subject to the satisfaction or waiver of certain conditions, Purchaser will be merged with and into Invuity (the “Merger”) without a vote of the stockholders of Invuity in accordance with Section 251(h) of the Delaware General Corporation Law (the “DGCL”), with Invuity continuing as the surviving corporation in the Merger. In the Merger, each Share issued and outstanding immediately prior to the effective time of the Merger (other than Shares (i) owned by Invuity as treasury stock or owned by Stryker or Purchaser, if any, which Shares will be cancelled and retired and will cease to exist or (ii) held by a holder who properly demands appraisal for such Shares in accordance with Section 262 of the DGCL) will, by virtue of the Merger and without any action on the part of the holder thereof, be cancelled and converted into the right to receive an amount in cash, payable to the holder thereof, equal to the Offer Price, upon the terms and subject to the conditions set forth in the Merger Agreement. As a result of the Merger, Invuity will cease to be a publicly traded company and will become a wholly-owned subsidiary of Stryker. For a description of the Merger Agreement, see Section 12 of the Offer to Purchase.

4.

On September 10, 2018, the board of directors of Invuity (i) determined that the Offer, the Merger and the other transactions contemplated by the Merger Agreement, are fair to and in the best interests of Invuity and its stockholders, (ii) approved and declared advisable the Merger Agreement, the Offer and the Merger, (iii) resolved that, subject to the terms and conditions of the Merger Agreement, the Merger shall be effected in accordance with Section 251(h) of the DGCL and (iv) subject to the other terms and conditions of the Merger Agreement, resolved to recommend that all holders of Shares tender their Shares pursuant to the Offer.

5.

THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT EASTERN TIME AT THE END OF THE DAY ON OCTOBER 22, 2018, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED (SUCH DATE AND TIME, AS IT MAY BE EXTENDED, THE “EXPIRATION DATE”).

6.

The Offer is not subject to a financing condition. The Offer is conditioned upon, among other things, (a) there being validly tendered pursuant to the Offer and not properly withdrawn prior to the Expiration Date of the Offer a number of Shares that when added to the Shares already owned by Stryker, Purchaser or any of their wholly-owned subsidiaries, if any, constitutes a majority of the then outstanding Shares, and (b) the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, having expired or been terminated. A full description of the Offer conditions is set forth in Section 14 of the Offer to Purchase.

7.

Tendering stockholders whose Shares are registered in their own names and who tender their Shares directly to Computershare Trust Company, N.A. (the “Depositary”) will not be obligated to pay brokerage fees or commissions, or, except as otherwise provided in Instruction 6 of the Letter of Transmittal, stock transfer taxes with respect to the sale of Shares pursuant to the Offer.

If you wish to have us tender any or all the Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the detachable part hereof. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf before the Expiration Date.

For Shares to be properly tendered pursuant to the Offer and accepted for purchase by Purchaser, Share certificates or confirmation of receipt of such Shares under the procedure for book-entry transfer, together with a properly completed and duly executed Letter of Transmittal, with any required signature guarantees, or, in the case of a book-entry transfer effected pursuant to the procedures set forth in Section 2 of the Offer to Purchase, either such Letter of Transmittal or an Agent’s Message (as defined in the Offer to Purchase) in lieu of a Letter of Transmittal, and any other documents required by the Letter of Transmittal must be timely received by the Depositary prior to the Expiration Date. Tender of Shares through guaranteed delivery procedures is not allowed.

Under no circumstances will interest be paid on the purchase price for the shares tendered, regardless of any extension of the Offer or any delay in making payment.

The Offer is not being made to (and no tenders will be accepted from or on behalf of) holders of Shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the securities, “blue sky” or other laws of such jurisdiction.

INSTRUCTIONS WITH RESPECT TO THE

OFFER TO PURCHASE FOR CASH

All Outstanding Shares of Common Stock

of

INVUITY, INC.

at

$7.40 per share

Pursuant to the Offer to Purchase

Dated September 24, 2018

by

ACCIPITER CORP.

a wholly-owned subsidiary of

STRYKER CORPORATION

The undersigned acknowledge(s) receipt of your letter, the Offer to Purchase, dated September 24, 2018 (the “Offer to Purchase”), and the related Letter of Transmittal (the “Letter of Transmittal” which, together with the Offer to Purchase, as each may be amended or supplemented from time to time, constitutes the “Offer”) relating to shares of common stock, par value $0.001 per share (the “Shares”), of Invuity, Inc.

This will instruct you to tender the number of Shares indicated below that are held by you for the account of the undersigned, on the terms and subject to the conditions set forth in the Offer.

The undersigned understands and acknowledges that all questions as to validity, form and eligibility of the surrender of any certificate representing Shares submitted on my behalf to Computershare Trust Company, N.A., the depositary for the Offer, will be determined by Purchaser and such determination shall be final and binding, except as may otherwise be finally determined in a subsequent judicial proceeding if its determination is challenged by an Invuity stockholder.

NUMBER OF SHARES TO BE TENDERED:*	SHARES
(Signature(s))
Please Type or Print Name(s)
Please Type or Print Name(s)
Area Code and Telephone Number
Tax Identification Number or Social Security Number

Dated:

*	Unless otherwise indicated, you are deemed to have instructed us to tender all Shares held by us for your account.

Please return this form to the brokerage firm or other nominee maintaining your account.